                           CALGON CARBON CORPORATION,

                    THE SUBSIDIARY GUARANTORS PARTIES HERETO

                                       AND

                              THE BANK OF NEW YORK,

                                   AS TRUSTEE

                     5.00% CONVERTIBLE SENIOR NOTES DUE 2036

                                    INDENTURE

                           DATED AS OF AUGUST 18, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions...............................................     1
Section 1.02.  Incorporation by Reference of TIA.........................    11
Section 1.03.  Rules of Construction.....................................    12

                                    ARTICLE 2
                                 THE SECURITIES

Section 2.01.  Title; Amount and Issue of Securities; Principal and
               Interest..................................................    12
Section 2.02.  Form of Securities........................................    14
Section 2.03.  Legends...................................................    14
Section 2.04.  Execution and Authentication..............................    17
Section 2.05.  Registrar and Paying Agent................................    18
Section 2.06.  Paying Agent to Hold Money in Trust.......................    19
Section 2.07.  Holder Lists..............................................    19
Section 2.08.  General Provisions Relating to Transfer and Exchange......    19
Section 2.09.  Book-Entry Provisions for the Global Securities...........    20
Section 2.10.  Special Transfer Provisions...............................    22
Section 2.11.  Mutilated, Destroyed, Lost or Stolen Securities...........    23
Section 2.12.  Outstanding Securities....................................    24
Section 2.13.  Temporary Securities......................................    24
Section 2.14.  Cancellation..............................................    25
Section 2.15.  Payment of Interest; Defaulted Interest...................    25
Section 2.16.  Computation of Interest...................................    26
Section 2.17.  CUSIP and ISIN Numbers....................................    27

                                    ARTICLE 3
                                    COVENANTS

Section 3.01.  Payment of Securities.....................................    27
Section 3.02.  Financial Statements......................................    27
Section 3.03.  Future Subsidiary Guarantors..............................    28
Section 3.04.  Maintenance of Office or Agency...........................    28
Section 3.05.  Corporate Existence.......................................    28
Section 3.06.  Payment of Taxes and Other Claims.........................    28
Section 3.07.  Compliance Certificate....................................    29
Section 3.08.  Further Instruments and Acts..............................    29
Section 3.09.  Statement by Officers as to Default.......................    29
Section 3.10.  Additional Interest.......................................    29

Section 3.11.  Stay, Extension and Usury Laws............................    29

                                    ARTICLE 4
                                SUCCESSOR COMPANY

Section 4.01.  Consolidation, Merger and Sale of Assets of the Company...    29
Section 4.02.  Consolidation, Merger and Sale of Assets of the
               Subsidiary Guarantors.....................................    30

                                   ARTICLE 5
                           REDEMPTION OF SECURITIES

Section 5.01.  Optional Redemption.......................................    31
Section 5.02.  Election to Redeem; Notice to Trustee.....................    31
Section 5.03.  Selection by Trustee of Securities to Be Redeemed.........    31
Section 5.04.  Notice of Redemption......................................    32
Section 5.05.  Deposit of Redemption Price...............................    33
Section 5.06.  Securities Payable on Redemption Date.....................    33
Section 5.07.  Securities Redeemed in Part...............................    34

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.........................................    34
Section 6.02.  Acceleration..............................................    36
Section 6.03.  Other Remedies............................................    36
Section 6.04.  Waiver of Past Defaults...................................    36
Section 6.05.  Control by Majority.......................................    37
Section 6.06.  Limitation on Suits.......................................    37
Section 6.07.  Rights of Holders to Receive Payment......................    38
Section 6.08.  Collection Suit by Trustee................................    38
Section 6.09.  Trustee May File Proofs of Claim..........................    38
Section 6.10.  Priorities................................................    38
Section 6.11.  Restoration of Rights and Remedies........................    39
Section 6.12.  Undertaking of Costs......................................    39

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.  Duties of Trustee.........................................    39
Section 7.02.  Rights of Trustee.........................................    41
Section 7.03.  Individual Rights of Trustee..............................    41
Section 7.04.  Trustee's Disclaimer......................................    42
Section 7.05.  Notice of Defaults........................................    42
Section 7.06.  Reports by Trustee to Holders.............................    42
Section 7.07.  Compensation and Indemnity................................    42
Section 7.08.  Replacement of Trustee....................................    43
Section 7.09.  Successor Trustee by Merger...............................    44

Section 7.10.  Eligibility; Disqualification.............................    44
Section 7.11.  Preferential Collection of Claims Against Company.........    45

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

Section 8.01.  Discharge of Liability on Securities......................    45
Section 8.02.  Reinstatement.............................................    46
Section 8.03.  Officers' Certificate; Opinion of Counsel.................    46

                                    ARTICLE 9
                                   AMENDMENTS

Section 9.01.  Without Consent of Holders................................    46
Section 9.02.  With Consent of Holders...................................    47
Section 9.03.  Compliance with TIA.......................................    48
Section 9.04.  Revocation and Effect of Consents and Waivers.............    48
Section 9.05.  Notation on or Exchange of Securities.....................    49
Section 9.06.  Trustee to Sign Amendments................................    49

                                   ARTICLE 10
                              SUBSIDIARY GUARANTEES

Section 10.01. Subsidiary Guarantees.....................................    49
Section 10.02. Limitation on Liability; Release and Discharge;
               Termination on Conversion.................................    51
Section 10.03. Right of Contribution.....................................    52

                                   ARTICLE 11
               PURCHASE AT THE OPTION OF HOLDER UPON A FUNDAMENTAL
                    CHANGE; PURCHASE AT THE OPTION OF HOLDER

Section 11.01. Purchase at the Option of the Holder Upon a Fundamental
               Change....................................................    52
Section 11.02. Purchase at the Option of the Holder......................    54
Section 11.03. Further Conditions and Procedures for Purchase at the
               Option of the Holder Upon a Fundamental Change and
               Purchase at the Option of the Holder......................    56

                                   ARTICLE 12
                                   CONVERSION

Section 12.01. Conversion of Securities..................................    59
Section 12.02. Adjustments to Conversion Rate............................    63
Section 12.03. Adjustment Upon Certain Fundamental Changes...............    70
Section 12.04. Effect of Reclassification, Consolidation, Merger or
               Sale......................................................    72
Section 12.05. Responsibility of Trustee.................................    73
Section 12.06. Notice to Holders Prior to Certain Actions................    74
Section 12.07. Stockholder Rights Plan...................................    75

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
                                   ARTICLE 13
                                  MISCELLANEOUS

Section 13.01. TIA Controls..............................................    75
Section 13.02. Notices...................................................    75
Section 13.03. Communication by Holders with other Holders...............    76
Section 13.04. Certificate and Opinion as to Conditions Precedent........    76
Section 13.05. Statements Required in Certificate or Opinion.............    77
Section 13.06. When Securities Are Disregarded...........................    77
Section 13.07. Rules by Trustee, Paying Agent and Registrar..............    77
Section 13.08. Legal Holidays............................................    77
Section 13.09. Governing Law; Waiver of Jury Trial.......................    77
Section 13.10. No Recourse Against Others................................    78
Section 13.11. Successors................................................    78
Section 13.12. Multiple Originals........................................    78
Section 13.13. Qualification of Indenture................................    78
Section 13.14. Table of Contents; Headings...............................    78
Section 13.15. Severability Clause.......................................    78
Section 13.16. Calculations..............................................    78

SCHEDULE A Additional Shares
EXHIBIT A  Form of the Security
EXHIBIT B  Form of Supplemental Indenture

                              CROSS-REFERENCE TABLE

                                                                    Indenture
TIA Section                                                          Section
-----------                                                     ----------------
310(a)(1) ...................................................   7.10
   (a)(2) ...................................................   7.10
   (a)(3) ...................................................   N.A.
   (a)(4) ...................................................   N.A.
   (a)(5) ...................................................   7.10
   (b) ......................................................   7.08; 7.10
   (c) ......................................................   N.A.
311(a) ......................................................   7.11
   (b) ......................................................   7.11
   (c) ......................................................   N.A.
312(a) ......................................................   2.07
   (b) ......................................................   13.03
   (c) ......................................................   13.03
313(a) ......................................................   7.06
   (b) ......................................................   7.06
   (c) ......................................................   7.06
   (d) ......................................................   N.A.
314(a) ......................................................   3.02(b); 3.07
   (b) ......................................................   N.A.
   (c) ......................................................   13.04
   (d) ......................................................   N.A.
   (e) ......................................................   13.05
   (f) ......................................................   N.A.
315(a) ......................................................   7.01
   (b) ......................................................   7.05
   (c) ......................................................   7.01
   (d) ......................................................   7.01
   (e) ......................................................   6.12
316(a) ......................................................   6.04, 6.05,13.06
   (b) ......................................................   6.07
   (c) ......................................................   6.05
317(a) ......................................................   6.08, 6.09
   (b) ......................................................   2.06
318(a) ......................................................   13.01
   (b) ......................................................   N.A.
   (c) ......................................................   13.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

     INDENTURE dated as of August 18, 2006, among CALGON CARBON CORPORATION, a Delaware corporation (the "COMPANY"), the Subsidiary Guarantors (as defined below) and The Bank of New York, as Trustee (the "TRUSTEE").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 5.00% Convertible Senior Notes due 2036 (the "SECURITIES") and the Guarantees thereof by certain of the Company's subsidiaries.

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01. Definitions.

     "ADDITIONAL INTEREST" means all amounts, if any, payable pursuant to
Section 2 of the Registration Rights Agreement.

     "ADDITIONAL SHARES" has the meaning specified in Section 12.03(a).

     "ADJUSTMENT EVENT" has the meaning specified in Section 12.02(m).

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

     "AGENT MEMBERS" has the meaning specified in Section 2.09(a).

     "AUTHENTICATING AGENT" has the meaning specified in Section 2.04.

     "BANKRUPTCY LAW" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

     "BENEFICIAL OWNER" shall mean any person who is considered a beneficial owner of a security in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act.

     "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or Assistant Secretary of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "BID SOLICITATION AGENT" means the agency appointed by the Company to solicit bids for the Trading Price of the Securities in accordance with Section 12.01(a)(ii). The Bid Solicitation Agent appointed by the Company shall initially be the Trustee.

     "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in New York City are authorized or obligated by law or executive order to close or be closed.

     "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "CERTIFICATE OF DESTRUCTION" has the meaning specified in Section 2.14.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMISSION" has the meaning specified in Section 1.02.

     "COMMON EQUITY" of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or
(2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

     "COMMON STOCK" means the Company's Common Stock, par value $0.01 per share.

     "COMPANY" means Calgon Carbon Corporation or its successors and assigns.

     "COMPANY NOTICE" has the meaning specified in Section 11.03(a).

     "COMPANY NOTICE DATE" has the meaning specified in Section 11.03(a).

     "COMPANY ORDER" has the meaning specified in Section 2.04.

     "CONTINUING DIRECTOR" means a director who either was a member of the Board of Directors on August 14, 2006, or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by stockholders of the Company, is duly approved by a majority of the continuing directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.

     "CONVERSION AGENT" means the office or agency appointed by the Company where Securities may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.

     "CONVERSION DATE" has the meaning specified in Section 12.01(b).

     "CONVERSION NOTICE" has the meaning specified in Section 12.01(b).

     "CONVERSION PRICE" means, in respect of each $1,000 principal amount of Securities, $1,000 divided by the Conversion Rate, as may be adjusted from time to time as set forth herein.

     "CONVERSION RATE" means, in respect of each $1,000 principal amount of Securities, initially 196.0784 shares of Common Stock, subject to adjustments as set forth herein.

     "CREDIT AGREEMENT" means the Credit Agreement, dated as of the Issue Date, among the Company, Calgon Carbon Investments Inc., certain other subsidiaries of the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders parties thereto from time to time, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Agreement or any other credit or other agreement or indenture).

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     "DAILY CONVERSION VALUE" means, for each of the 25 consecutive Trading Days during the Observation Period, one-twenty-fifth (1/25) of the product of (1) the applicable Conversion Rate and (2) the Daily VWAP of the Common Stock on such day.

     "DAILY SETTLEMENT AMOUNT," for each of the 25 Trading Days during the Observation Period, shall consist of:

          (i) cash equal to the lesser of $40 and the Daily Conversion Value relating to such day; and

          (ii) to the extent the Daily Conversion Value exceeds $40, a number of shares equal to (A) the difference between the Daily Conversion Value and $40, divided by (B) the Daily VWAP of the Common Stock (or the consideration into which the Common Stock has been exchanged in connection with certain corporate transactions) on such day.

     "DAILY VWAP" of the Common Stock means, for each of the 25 consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg Financial Markets page "CCC.N (equity) AQR", or any successor page, in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as determined using a volume-weighted average method by a nationally recognized independent investment banking firm selected by the Company for this purpose).

     "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "DEFAULTED INTEREST" has the meaning specified in Section 2.15.

     "DEFINITIVE SECURITIES" mean certificated Securities that are not Global Securities.

     "DETERMINATION DATE" has the meaning specified in Section 12.02(m).

     "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company pursuant to the terms of this Indenture.

     "EFFECTIVE DATE" has the meaning specified in Section 12.03(b).

     "EVENT OF DEFAULT" has the meaning specified in Section 6.01.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "EX-DIVIDEND DATE" means, in respect of a dividend or distribution to holders of Common Stock, the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock to its buyer.

     "EXPIRATION TIME" has the meaning specified in Section 12.02(e).

     "FAIR MARKET VALUE" means the amount that a willing buyer would pay a willing seller in an arm's length transaction.

     A "FUNDAMENTAL CHANGE" shall be deemed to have occurred at such time after the original issuance of the Securities as any of the following occurs:

     (1) any "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the Beneficial Owner of Common Equity of the Company representing more than 50% of the ordinary voting power of the Company's Common Equity;

     (2) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any conveyance, transfer, sale, lease or disposition (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company's Subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of the Company's Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or parent thereof immediately after such event shall not be a Fundamental Change;

     (3) Continuing Directors cease to constitute at least a majority of the Board of Directors;

     (4) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

     (5) the Common Stock (or other common stock into which the Securities are then convertible) ceases to be listed on a national securities exchange or quoted on the Nasdaq Global Select Market or the Nasdaq Global Market (to the extent that the Nasdaq Global Select Market or the Nasdaq Global Market is not at such time a U.S. national securities exchange) or another established automated over-the-counter trading market in the United States;

provided, however, that a Fundamental Change shall not be deemed to have occurred if at least 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of shares of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq Global Select Market or the Nasdaq Global Market (to the extent that the Nasdaq Global Select Market or the Nasdaq Global Market is not at such time a United States national exchange) or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change (such securities being referred to as "PUBLICLY TRADED SECURITIES") and as a result of such transaction or transactions the Securities become convertible into such Publicly Traded Securities pursuant to the terms of this Indenture.

     "FUNDAMENTAL CHANGE PURCHASE DATE" has the meaning specified in Section 11.01.

     "FUNDAMENTAL CHANGE PURCHASE NOTICE" has the meaning specified in Section 11.01(b).

     "FUNDAMENTAL CHANGE PURCHASE PRICE" has the meaning specified in Section 11.01.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the (i) Public Company Accounting Oversight Board, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect from time to time and (iv) the rules and regulations of the Commission governing the inclusion of financial statements in period reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

     "GLOBAL SECURITIES" means certificated Securities in global form, without interest coupons, substantially in the form of Exhibit A hereto and registered in the name of DTC or a nominee of DTC.

     "GLOBAL SECURITY LEGEND" has the meaning specified in Section 2.03(iv).

     "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

     (2) entered into for purposes of assuring in any other manner the obligee of such debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "GUARANTEED OBLIGATIONS" has the meaning specified in Section 10.01.

     "HOLDER" means the Person in whose name a Security is registered in the Securities Register.

     "INDENTURE" means this Indenture, as amended or supplemented from time to time.

     "INITIAL PURCHASER" means J.P. Morgan Securities Inc.

     "ISSUE DATE" means August 18, 2006.

     "LAST REPORTED SALE PRICE" of the Common Stock on any date means:

     (a) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on the NYSE on that date (or, if no closing sale price is reported, the last reported sale price);

     (b) if the Common Stock is not listed for trading on the NYSE, the closing sale price (or, if no closing sale price is reported, the last reported sale price) as reported on that date in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed;

     (c) if the Common Stock is not so listed on a U.S. national or regional securities exchange, the last sale price of the Common Stock on that date as reported by the Nasdaq Global Select Market or the Nasdaq Global Market (to the extent that the Nasdaq Global Select Market or the Nasdaq Global Market is not at such time a U.S. national or regional securities exchange);

     (d) if the Common Stock is not so reported by the Nasdaq Global Select Market or the Nasdaq Global Market (to the extent that the Nasdaq Global Select Market or the Nasdaq Global Market is not at such time a U.S. national or regional securities exchange), the last quoted bid price for the Common Stock on that date in the over-the-counter market as reported by Pink Sheets LLC or similar organization; or

     (e) if the Common Stock is not so quoted by Pink Sheets LLC or similar organization, the average of the mid-point of the last bid and ask prices for the Common Stock on that date from a nationally recognized independent investment banking firm selected by the Company for this purpose.

     "LEGAL HOLIDAY" has the meaning specified in Section 13.08.

     "MARKET DISRUPTION EVENT" means:

     (a) for the purposes of Section 12.01(a), if the Common Stock is listed on the NYSE or another U.S. national or regional securities exchange, or is quoted on the Nasdaq Global Select Market or Nasdaq Global Market (to the extent that the Nasdaq Global Select Market or Nasdaq Global Market is not at such time a U.S. national or regional exchange), the occurrence or existence during the one half-hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock; and

     (b) for every other purpose (i) failure by the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

     "MEASUREMENT PERIOD" has the meaning specified in Section 12.01(a)(ii).

     "NYSE" means the New York Stock Exchange, Inc.

     "OBSERVATION PERIOD" means, with respect to a conversion of any Security, the 25 consecutive Trading Day period beginning on and including the second Trading Day immediately following the Conversion Date for such Security, except that with respect to any Conversion Date for a Security occurring after the date of issuance of a notice of redemption pursuant to Article 5, the Observation Period shall be the 25 consecutive Trading Day period beginning on and including the 28th Scheduled Trading Day prior to the applicable Redemption Date.

     "OFFERING MEMORANDUM" means the offering memorandum, dated August 14, 2006, relating to the offering by the Company of the Securities.

     "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. The term Officer of any Subsidiary Guarantor has a correlative meaning.

     "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Company or the Subsidiary Guarantors, as applicable.

     "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "PAYING AGENT" has the meaning specified in Section 2.05.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

     "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "PUBLICLY TRADED SECURITIES" has the meaning specified in the definition of "Fundamental Change" in this Section 1.01.

     "PURCHASE AGREEMENT" means the Purchase Agreement dated August 14, 2006, among the Company, the Subsidiary Guarantors and the Initial Purchaser relating to the initial purchase and sale of the Securities.

     "PURCHASE DATE" has the meaning specified in Section 11.02(a).

     "PURCHASE NOTICE" has the meaning specified in Section 11.02(a)(i).

     "PURCHASE PRICE" has the meaning specified in Section 11.02(a).

     "QIB" means any "qualified institutional buyer" (as term is defined in Rule
144A).

     "RECORD DATE" means, in respect of a dividend or distribution to holders of Common Stock, the date fixed for determination of holders of Common Stock entitled to receive such dividend or distribution.

     "REDEMPTION DATE" means, with respect to any redemption of Securities, the date of redemption with respect thereto.

     "REDEMPTION PRICE" has the meaning specified in Section 5.01.

     "REFERENCE PROPERTY" has the meaning specified in Section 12.04(a).

     "REGISTRAR" has the meaning specified in Section 2.05.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Subsidiary Guarantors and the Initial Purchaser.

     "REGULAR RECORD DATE" for the payment of interest on the Securities (including Additional Interest, if any), means the February 1 (whether or not a Business Day) immediately preceding an interest payment date on February 15 and the August 1 (whether or not a Business Day) immediately preceding an interest payment date on August 15.

     "REORGANIZATION EVENT" has the meaning specified in Section 12.04(a).

     "RESTRICTED SECURITIES" has the meaning specified in Section 2.03.

     "RESTRICTED SECURITIES LEGEND" has the meaning specified in Section 2.03.

     "RULE 144A" means Rule 144A under the Securities Act.

     "SCHEDULED TRADING DAY" means a day that is scheduled to be a Trading Day on the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading.

     "SECURITIES" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "SECURITIES CUSTODIAN" means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

     "SECURITIES REGISTER" has the meaning specified in Section 2.05.

     "SETTLEMENT AMOUNT" has the meaning specified in Section 12.01(c).

     "SHELF REGISTRATION STATEMENT" shall have the meaning contemplated by and in accordance with the terms of the Registration Rights Agreement.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

     "SPECIAL INTEREST PAYMENT DATE" has the meaning specified in Section
2.15(a).

     "SPECIAL RECORD DATE" has the meaning specified in Section 2.15(a).

     "SPIN OFF" has the meaning specified in Section 12.02(c).

     "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

     "STOCK PRICE" means, for purposes of Section 12.03, the price per share of Common Stock paid in connection with a Fundamental Change pursuant to clause
(1), (2) or (5) of the definition of "Fundamental Change", which shall be equal to (i) if such Fundamental Change is a transaction pursuant to clause (2) of the definition thereof, and holders of Common Stock receive only cash in such transaction, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on the Trading Day preceding the Effective Date of such Fundamental Change.

     "SUBSIDIARY" of the Company means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries of the Company or by one or more Subsidiaries of the Company or (ii) any other Person (other than a corporation) in which the Company, one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has greater than a 50% ownership interest.

     "SUBSIDIARY GUARANTEE" means, individually, any Guarantee of the Guaranteed Obligations by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto, and, collectively, all such Guarantees.

     "SUBSIDIARY GUARANTOR" means each domestic Subsidiary of the Company that is a party to the Credit Agreement as of the Issue Date or becomes a party to the Credit Agreement on any subsequent date during the life of the Securities, whether as a borrower, co-borrower or guarantor.

     "SUCCESSOR COMPANY" has the meaning specified in Section 4.01(a).

     "TIA" means the Trust Indenture Act of 1939, as in effect on the date of this Indenture, except as provided in Section 9.03.

     "TRADING DAY" means:

     (a) for the purposes of Section 12.01(a), a day during which (i) trading in the Common Stock generally occurs on the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading,
(ii) there is no Market Disruption Event and (iii) a Last Reported Sale Price for the Common Stock is available on the primary U.S. national securities exchange or market on which the Common Stock of the Company is listed or admitted for trading; and

     (b) for every other purpose, a day during which (i) trading in the Common Stock generally occurs on the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no Market Disruption Event.

     "TRADING PRICE" of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 aggregate principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, only two such bids can reasonably be obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 aggregate principal amount of the Securities, then, for purposes of Section 12.01(a)(ii) only, the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 103% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

     "TRUST OFFICER" means, when used with respect to the Trustee, the officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture.

     "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "UCC" means the Uniform Commercial Code as in effect in the State of New York.

     Section 1.02. Incorporation by Reference of TIA. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "COMMISSION" means the United States Securities and Exchange Commission.

     "INDENTURE SECURITIES" means the Securities.

     "INDENTURE SECURITY HOLDER" means a Holder.

     "INDENTURE TO BE QUALIFIED" means this Indenture.

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

     "OBLIGOR" on the indenture securities means the Company and any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

     Section 1.03. Rules of Construction. Unless the context otherwise requires:(a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) "or" is not exclusive;

     (d) "including" means including without limitation;

     (e) words in the singular include the plural and words in the plural include the singular;

     (f) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

     (g) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock and (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

                                    ARTICLE 2
                                 THE SECURITIES

     Section 2.01. Title; Amount and Issue of Securities; Principal and Interest. The Securities shall be known and designated as the "5.00% Convertible Senior Notes due 2036" of the Company. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is initially limited to $75,000,000, except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Section 2.03, 2.04, 2.08 2.09, 2.10, 2.11, 2.13,
5.07, 9.05, 11.03, or 12.01. The Securities shall be issuable in denominations of $1,000 or multiples thereof.

     (a) The Securities shall mature on August 15, 2036, unless earlier converted, redeemed or repurchased in accordance with the provisions hereof.

     (b) Interest on the Securities shall accrue from and including the date specified on the face of such Securities until the principal thereof is paid or made available for payment. Interest shall be payable semiannually in arrears on February 15 and August 15 in each year, commencing February 15, 2007.

     (c) The Securities shall be jointly and severally Guaranteed by the Subsidiary Guarantors as provided in Article 10.

     (d) A Holder of any Security at 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest (including any Additional Interest), on such Security on the corresponding interest payment date, notwithstanding the conversion of such Securities at any time after 5:00 p.m., New York City time, on such Regular Record Date. Securities surrendered for conversion during the period after 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest (including any Additional Interest) that the Holder is to receive on the Securities. Notwithstanding the foregoing, no such payment of interest (including any Additional Interest) need be made by any converting Holder (i) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the third Trading Day after the corresponding interest payment date, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the third Trading Day after the corresponding interest payment date, or (iii) to the extent of any overdue interest (including any Additional Interest) existing at the time of conversion of such Security. Except as described above, no interest or Additional Interest on converted Securities will be payable by the Company on any interest payment date subsequent to the date of conversion and delivery of the cash and shares of Common Stock, if applicable, pursuant to Article 12 hereunder, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy in full the Company's obligation to pay the principal amount of the Securities and accrued and unpaid interest and Additional Interest, if any, to, but not including, the related Conversion Date.

     (e) Principal of and interest (including Additional Interest, if any) on Global Securities shall be payable to DTC in immediately available funds.

     (f) Principal on Definitive Securities shall be payable at the office or agency of the Company maintained for such purpose, which initially shall be the corporate trust office of the Trustee at its agency in New York, New York. Interest (including Additional Interest, if any) on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder's account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

     Section 2.02. Form of Securities. Except as otherwise provided pursuant to this Section 2.02, the Securities are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 2.03. The Securities are not issuable in bearer form. The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, or to conform to usage.

     The Securities shall be issued initially in the form of one or more permanent Global Securities, with the applicable legends as provided in Section
2.03. Each Global Security shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of DTC or its nominee and retained by the Trustee, as Securities Custodian, at its corporate trust office, for credit to the accounts of the Agent Members holding the Securities evidenced thereby. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, and of DTC or its nominee, as hereinafter provided.

     Section 2.03. Legends. Each Security issued hereunder shall, upon issuance, bear the legend set forth in Section 2.03(i), and each Common Stock certificate representing shares of the Common Stock issued upon conversion of any Security issued hereunder, shall, upon issuance, unless as otherwise set forth below, bear the legend set forth in Section 2.03(ii) (each such legend, a "RESTRICTED SECURITIES LEGEND"), and such legend shall not be removed except as provided in
Section 2.03(iii). Each Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.03(i) (together with each Common Stock certificate representing shares of the Common Stock issued upon conversion of such Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.03(ii), collectively, the "RESTRICTED SECURITIES") shall be subject to the restrictions on transfer set forth in this
Section 2.03 (including the Restricted Securities Legend set forth below), and the Holder of each such Restricted Security, by such Holder's acceptance thereof, shall be deemed to have agreed to be bound by all such restrictions on transfer.

     As used in Section 2.03, the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

               (i) Restricted Securities Legend for Securities. Except as provided in Section 2.03(iii), any certificate evidencing such Security (and all Securities issued in exchange therefor or substitution thereof, other than stock certificates representing shares of the Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.03(ii), if applicable) shall bear a Restricted Securities Legend in substantially the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) ONLY WITH RESPECT TO THIS SECURITY, TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

               (ii) Restricted Securities Legend for the Common Stock Issued Upon Conversion of the Securities. Each stock certificate representing Common Stock issued upon conversion of Securities bearing a Restricted Securities Legend will, subject to the availability of a Shelf Registration Statement and registration thereunder as set forth in the Registration Rights Agreement, bear the following legend:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES

     ACT; OR (C) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

               (iii) Removal of the Restricted Securities Legends. The Restricted Securities Legend may be removed from any Security or any Common Stock certificate representing shares of the Common Stock issued upon conversion of any Security if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security or shares of the Common Stock issued upon conversion of Securities, as the case may be, will not violate the registration requirements of the Securities Act or the qualification requirements under any state securities laws. Upon provision of such satisfactory evidence, at the written direction of the Company, (x) in the case of a Security, the Trustee shall authenticate and deliver in exchange for such Security another Security or Securities having an equal aggregate principal amount that does not bear such legend or (y) in the case of a Common Stock certificate representing shares of the Common Stock, the transfer agent for the Common Stock shall counter-sign and deliver in exchange for the Common Stock certificate or certificates representing such shares of Common Stock bearing such legend, one or more new Common Stock certificates representing a like aggregate number of shares of Common Stock that do not bear such legend. If the Restricted Securities Legend has been removed from a Security or Common Stock certificates representing shares of the Common Stock issued upon conversion of any Security as provided above, no other Security issued in exchange for all or any part of such Security, or no other Common Stock certificates issued in exchange for such Common Stock, shall bear such legend, unless the Company has reasonable cause to believe that such other Security is a "restricted security" (or such shares of Common Stock are "restricted securities") within the meaning of Rule 144 and instructs the Trustee or the transfer agent for the Common Stock, as applicable, in writing to cause a Restricted Securities Legend to appear thereon.

     Any Security (or Security issued in exchange or substitution therefor) as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.03(i) as set forth therein have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of Section 2.08, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend required by Section 2.03(i).

     Any Common Stock certificate representing shares of Common Stock issued upon conversion of any Security as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.03(ii) have been satisfied may, upon surrender of the Common Stock certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new Common Stock certificate or certificates representing a like aggregate number of shares of Common Stock, which shall not bear the Restricted Securities Legend.

               (iv) Global Security Legend. Each Global Security shall also bear the following legend (the "GLOBAL SECURITY LEGEND") on the face thereof:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO."

     Section 2.04. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. Upon the written order of the Company signed by an Officer of the Company (a "COMPANY ORDER"), the Trustee shall authenticate a Security executed by the Company. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

     The Trustee may appoint an agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Company to authenticate the Securities. Any such instrument shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the

Company. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     In case the Company or any Subsidiary Guarantor, pursuant to Article 4, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or any Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to
Article 4, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.04 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

     Section 2.05. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Securities may be presented for payment (the "PAYING AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange (the "SECURITIES REGISTER"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any co-registrar.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar, co registrar or transfer agent.

     The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or successor Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

     Section 2.06. Paying Agent to Hold Money in Trust. By no later than 11:00 a.m., New York City time, on the date on which any principal of or interest (including any Additional Interest) on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest (including any Additional Interest), when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest (including any Additional Interest) on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.06, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

     Section 2.07. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company, on its own behalf and on behalf of each of the Subsidiary Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with TIA Section 312(a).

     Section 2.08. General Provisions Relating to Transfer and Exchange. The Securities are issuable only in registered form. A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Securities Register. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry.

     When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.04, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges in connection with which a Security is issued to a Person other than the Holder submitting the Security for exchange).

     Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities:

     (a) for a period of 15 calendar days prior to the mailing of a notice of redemption of Securities selected for redemption under Article 5;

     (b) so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption; or

     (c) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between beneficial owners of any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Section 2.09. Book-Entry Provisions for the Global Securities. (a) The Global Securities initially shall:

          (i) be registered in the name of DTC (or a nominee thereof);

          (ii) be delivered to the Trustee as Securities Custodian;

          (iii) bear the Restricted Securities Legend set forth in Section 2.03(i); and

          (iv) bear the Global Security Legend set forth in Section 2.03(iv).

     Members of, or participants in, DTC ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC, or the Trustee as its custodian, or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (b) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (c) A Global Security may not be transferred, in whole or in part, to any Person other than DTC (or a nominee thereof), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Security may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 2.10.

     (d) If at any time:

          (i) DTC notifies the Company in writing that it is unwilling or unable to continue to act as depositary for the Global Securities and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such notice;

          (ii) DTC ceases to be registered as a "clearing agency" under the Exchange Act and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such cessation;

          (iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Securities under this Indenture in exchange for all or any part of the Securities represented by a Global Security or Global Securities, subject to the procedures of DTC; or

          (iv) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC or the Company for the issuance of Definitive Securities in exchange for such Global Security or Global Securities;

DTC shall surrender such Global Security or Global Securities to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate and Company Order for the authentication and delivery of Securities, shall authenticate and make available for delivery in exchange for such Global Security or Global Securities, Definitive Securities in an aggregate principal amount equal to the aggregate principal amount of such Global Security or Global Securities. Such Definitive Securities shall be registered in such names as DTC shall identify in writing as the beneficial owners of the Securities represented by such Global Security or Global Securities (or any nominee thereof).

     (e) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Security to the beneficial owners thereof pursuant to Section 2.09(d), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interests in such Global Security to be transferred.

     Section 2.10. Special Transfer Provisions. Unless a Security is no longer a Restricted Security, the following provisions shall apply to any sale, pledge or other transfer of such Securities:

     (a) Transfer of Securities to a QIB. The following provisions shall apply with respect to the registration of any proposed transfer of Securities to a
QIB:

          (i) If the Securities to be transferred consist of a beneficial interest in the Global Securities, the transfer of such interest may be effected only through the book-entry systems maintained by DTC.

          (ii) If the Securities to be transferred consist of Definitive Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating (or has otherwise advised the Company and the Registrar in writing) that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed a certification stating or has otherwise advised the Company and the Registrar in writing that:

               (A) it is purchasing the Securities for its own account or an account with respect to which it exercises sole investment discretion;

               (B) it and any such account is a QIB within the meaning of Rule 144A;

               (C) it is aware that the sale to it is being made in reliance on Rule 144A;

               (D) it acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information; and

               (E) it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

     (b) General. By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and agrees that it will transfer such Security only as provided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. The Registrar shall be entitled to receive and rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Registrar shall retain copies of all certifications, letters, notices and other written communications received pursuant to Section 2.09 hereof or this Section 2.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     Section 2.11. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the UCC are met, such that the Holder (a) notifies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification,
(b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the UCC and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section 2.11, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

     Every new Security issued pursuant to this Section 2.11 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and ratably with any and all other Securities duly issued hereunder.

     The provisions of this Section 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 2.12. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section
2.12 as not outstanding. A Security does not cease to be outstanding in the event the Company or a Subsidiary of the Company holds the Security; provided, however, that (i) for purposes of determining which Securities are outstanding for consent or voting purposes hereunder, the provisions of Section 13.06 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

     If a Security is replaced or paid pursuant to Section 2.11, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date, Purchase Date, Fundamental Change Purchase Date or at Stated Maturity, money sufficient to pay all principal and interest (including any Additional Interest) payable on that date with respect to the Securities (or portions thereof) to be redeemed, purchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     Section 2.13. Temporary Securities. In the event that Definitive
Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and upon receipt of a Company Order the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary

Securities. Without unreasonable delay, the Company shall prepare and upon receipt of a Company Order the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

     Section 2.14. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Securities in accordance with its internal policies and customary procedures including delivery of a certificate (a "CERTIFICATE OF DESTRUCTION") describing such Securities disposed (subject to the record retention requirements of the Exchange Act) or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has paid for or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

     At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

     Section 2.15. Payment of Interest; Defaulted Interest. Interest (including any Additional Interest) on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such payment at the office or agency of the Company maintained for such purpose pursuant to Section 2.05; provided, however, that interest will be paid at the Stated Maturity only to the Person to whom the principal amount is paid.

     Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 calendar days, shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the annual rate borne by the Securities plus 1% (such defaulted interest and interest thereon herein collectively called "DEFAULTED

INTEREST") shall be paid by the Company at its election, in each case, as provided in clause (a) or (b) below:

     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at 5:00 p.m., New York City time, on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 calendar days after such notice) of the proposed payment (the "SPECIAL INTEREST PAYMENT DATE"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "SPECIAL RECORD DATE") for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the Special Interest Payment Date and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.02, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at 5:00 p.m., New York City time, on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 2.15, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest (including any Additional Interest) accrued and unpaid, and to accrue, which were carried by such other Security.

     Section 2.16. Computation of Interest. Interest (including any Additional Interest) on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months; provided, however, that for any period other than a full interest period, interest will be computed on the basis of the actual number of days elapsed during the period and a 365-day year.

     Section 2.17. CUSIP and ISIN Numbers. The Company in issuing the
Securities may use "CUSIP" and "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

                                    ARTICLE 3
                                    COVENANTS

     Section 3.01. Payment of Securities. The Company shall promptly pay the principal of and interest (including any Additional Interest) on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest (including any Additional Interest) shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal and interest (including any Additional Interest) then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the annual rate borne by the Securities plus 1%, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest (including any Additional Interest) payments hereunder.

     Section 3.02. Financial Statements. (a) In the event and for so long as the Company is not subject to Section 13 or 15(d) of the Exchange Act, it shall, so long as any of the Securities or Common Stock issuable upon conversion of the Securities shall, at such time, constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of the Securities or the Common Stock issued upon conversion of the Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or Common Stock pursuant to Rule 144A.

     (b) The Company covenants and agrees to provide to the Trustee such reports, information and documents, if any, as required by TIA Section 314(a).

     (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 3.03. Future Subsidiary Guarantors. After the Issue Date, the Company will cause each domestic Subsidiary that becomes a party to the Credit Agreement, whether as a borrower, a co-borrower or a guarantor, to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B pursuant to which such Subsidiary will become a Subsidiary Guarantor and fully and unconditionally Guarantee, jointly and severally with the other Subsidiary Guarantors, the Guaranteed Obligations, as provided under Article 10.

     Section 3.04. Maintenance of Office or Agency. The Company will maintain an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

     Section 3.05. Corporate Existence. Except as otherwise provided in Article 4, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and (ii) the material rights (charter and statutory), licenses and franchises of the Company, except, in the case of clause (ii), to the extent the Board of Directors otherwise reasonably determines it no longer desirable.

     Section 3.06. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

     Section 3.07. Compliance Certificate. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not, to the knowledge of such officer, any Default or Event of Default occurred during such period and if so, describing each Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

     Section 3.08. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 3.09. Statement by Officers as to Default. The Company shall deliver to the Trustee, as soon as possible and in any event within 30 calendar days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers' Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

     Section 3.10. Additional Interest. If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers' Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the persons entitled to it, the Company shall deliver to the Trustee an Officers' Certificate setting forth the particulars of such payment.

     Section 3.11. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest (including any Additional Interest) on the Securities as contemplated herein, wherever enacted, now or at any time the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 4
                                SUCCESSOR COMPANY

     Section 4.01. Consolidation, Merger and Sale of Assets of the Company. The Company shall not consolidate with or merge with or into, or convey, transfer, sell, lease or dispose of all or substantially all its assets to, another Person (if the Company is not the resulting, surviving or transferee Person), unless:

     (a) the resulting, surviving or transferee Person (the "SUCCESSOR COMPANY") is a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company expressly assumes by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture and, to the extent that it is otherwise still operative, by supplemental agreement all of the Company's obligations under the Registration Rights Agreement;

     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that such consolidation, merger, conveyance, transfer, sale, lease or disposition complies with this Indenture.

     For purposes of this Section 4.01, the conveyance, transfer, sale, lease or disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Securities and this Indenture with the same effect as if such Successor Company had been named as the Company in the Indenture. Upon such substitution, except in the case of a lease, the Company will be released from the obligations under the Securities.

     Section 4.02. Consolidation, Merger and Sale of Assets of the Subsidiary Guarantors. Each Subsidiary Guarantor shall not consolidate with or merge with or into, or convey, transfer, sell, lease or dispose of all or substantially all its assets to, another Person (if such Subsidiary Guarantor is not the resulting, surviving or transferee Person), unless:

     (a) the Successor Company is a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company expressly assumes by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee, this Indenture and, to the extent that it is otherwise still operative, by supplemental agreement all of such Subsidiary Guarantor's obligations under the Registration Rights Agreement;

     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     (c) the Subsidiary Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that such consolidation, merger, conveyance, transfer, sale, lease or disposition complies with this Indenture.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under such Subsidiary Guarantee and this Indenture with the same effect as if such Successor Company had been named as a Subsidiary Guarantor in the Indenture. Upon such substitution, except in the case of a lease, the Subsidiary Guarantor will be released from the obligations under the Subsidiary Guarantee.

                                    ARTICLE 5
                            REDEMPTION OF SECURITIES

     Section 5.01. Optional Redemption. Prior to August 20, 2011, the
Securities shall not be redeemable. On and after August 20, 2011, the Securities may be redeemed, as a whole or from time to time in part, subject to the conditions set forth herein, at a price (the "REDEMPTION PRICE") equal to 100% of the principal amount of Securities to be redeemed, plus accrued and unpaid interest (including any Additional Interest) to but excluding the Redemption Date; provided that if the Redemption Date occurs after a Regular Record Date for the payment of interest and on or prior to the related interest payment date, the Redemption Price for any such Securities to be redeemed shall be 100% of the principal amount of such Securities and accrued and unpaid interest (including any Additional Interest) shall be paid to the Holder on such Regular Record Date.

     Section 5.02. Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Company, the Company shall, on or prior to the date that is 15 calendar days prior to the date on which notice is given to the Holders (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to
Section 5.03. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     Section 5.03. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected by the Trustee, from the outstanding Securities not previously called for redemption, by lot or on a pro rata basis among the classes of Securities or by such other method as the Trustee shall deem fair and appropriate (and in such manner as is not prohibited by applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

     If any Securities selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Securities so selected, the converted portion of such Securities shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this
Section 5.03 shall affect the right of any Holder to convert any Securities pursuant to Article 12 before the termination of the conversion right with respect thereto.

     Section 5.04. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 13.02 not less than 45 nor more than 60 calendar days prior to the Redemption Date, to each Holder of Securities to be redeemed. The Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee an Officers' Certificate requesting that the Trustee give such notice at the Company's expense and setting forth the information to be stated in such notice as provided in the following items.

     All notices of redemption shall state:

     (a) the Redemption Date;

     (b) the Redemption Price;

     (c) the then current Conversion Rate and the related Observation Period for conversion of Securities, and provide a statement that the Securities called for redemption may be converted at any time prior to 5:00 p.m., New York City time, on the third Scheduled Trading Day prior to the Redemption Date, and that Holders who wish to convert Securities must comply with the procedures in
Section 12.01(b) and paragraph 5 of the Securities;

     (d) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

     (e) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

     (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest (including any Additional Interest) on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date;

     (g) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

     (h) the name and address of the Paying Agent and the Conversion Agent;

     (i) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

     (j) the CUSIP or ISIN number, and that no representation is made as to the accuracy or correctness of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities; and

     (k) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

     Section 5.05. Deposit of Redemption Price. Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.06) an amount of money sufficient to pay the Redemption Price (if such Redemption Price includes accrued and unpaid interest (including any Additional Interest)) or Redemption Price and accrued and unpaid interest (including any Additional Interest) (if such Redemption Price does not include accrued and unpaid interest (including any Additional Interest)) of all the Securities which are to be redeemed on that date other than Securities or portions of Securities called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation.

     Section 5.06. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price or accrued and unpaid interest (including any Additional Interest)) such Securities shall cease to bear interest or Additional Interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest (including any Additional Interest) from the Redemption Date at the rate borne by the Securities plus 1%.

     Section 5.07. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article 5) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.04 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided that each such new Security will be in a principal amount of $1,000 or multiple thereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

     Section 6.01. Events of Default. Each of the following is an "EVENT OF DEFAULT":

     (a) default in any payment of interest or Additional Interest (as required by the Registration Rights Agreement) on any Security when the same becomes due and payable, and such default continues for a period of 30 calendar days;

     (b) default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration or otherwise;

     (c) failure by the Company to comply with its obligation to convert the Securities in accordance with this Indenture, upon exercise of a Holder's conversion right and such failure continues for a period of five calendar days;

     (d) failure by the Company to give a Company Notice in connection with a Fundamental Change to Holders or notice to Holders required pursuant to Section 12.01(a)(iii), in each case on a timely basis as required under this Indenture;

     (e) failure by the Company to comply with any of its obligations under
Article 4;

     (f) failure by the Company to comply with, or a breach by the Company of, any other covenant or agreement in this Indenture or under the Securities (other than those referred to in Section 6.01(a) through (e)) and such default continues for 60 calendar days after the notice specified below;

     (g) failure by the Company or any of its Subsidiaries to pay any indebtedness for borrowed money within any applicable grace period after final maturity or the acceleration of any such indebtedness by the holders thereof because of a default if the total amount of such indebtedness unpaid or accelerated exceeds $10,000,000 in the aggregate, and such failure continues for ten calendar days after the notice specified below;

     (h) a Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee;

     (i) there has been entered in a court of competent jurisdiction a final judgment for the payment of $10,000,000 or more rendered against the Company or any Subsidiary, which judgment is not discharged or stayed within 60 calendar days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

     (j) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (i) commences a voluntary case or proceeding;

          (ii) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

          (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

          (iv) makes a general assignment for the benefit of its creditors;

          (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

          (vi) takes any corporate action to authorize or effect any of the foregoing; or

          (vii) takes any comparable action under any foreign laws relating to insolvency; or

     (k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

          (ii) appoints a Custodian of the Company of any Significant Subsidiary for all or substantially all of the Company's or such Significant Subsidiary's property; or

          (iii) orders the winding up or liquidation of the Company or Significant Subsidiary;

     and, in each case, the order or decree or relief remains unstayed and in effect for 90 calendar days.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     Notwithstanding the foregoing, a Default under clause (f) or (g) of this
Section 6.01 will not constitute an Event of Default until the Trustee or the Holders of 25% or more in principal amount of the outstanding Securities notify the Company of the Default in writing and the Company does not cure such Default within the time specified in clause (f) or (g) of this Section 6.01, as applicable, after receipt of such notice.

     Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(j) or 6.01(k) above) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest (including any Additional Interest), if any, on all the Securities to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest (including any Additional Interest), if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(j) or 6.01(k) above occurs and is continuing, the principal of and accrued and unpaid interest (including any Additional Interest), if any, on all the Securities outstanding shall be immediately due and payable with no further action by the Trustee or the Holders.

     Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest (including any Additional Interest) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may:

          (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing

Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest (including any Additional Interest) on a Security (including payments pursuant to the optional redemption or required repurchase provisions on such Security, if any) or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected; and

          (b)rescind any such acceleration with respect to the Securities and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of and interest (including any Additional Interest) on the Securities (including payments pursuant to the optional redemption or required repurchase provisions on such Securities, if any) that have become due solely by such declaration of acceleration, have been cured or waived.

When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

     Section 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.01 and 7.02, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

     Section 6.06. Limitation on Suits. Subject to Section 6.07, a Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (a) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

     (b) Holders of at least 25% in principal amount of the outstanding Securities have requested that the Trustee pursue the remedy;

     (c) such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred in compliance with such request;

     (d) the Trustee has not complied with such request within 60 calendar days after receipt of the request and the offer of security or indemnity; and

     (e) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-calendar-day period.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.06), the right of any Holder to receive payment of principal of or interest (including any Additional Interest) on the Securities (including payments pursuant to the optional redemption or required repurchase provisions of such Securities, if any) held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Section 6.08. Collection Suit by Trustee. If an Event of Default specified in clauses (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including any Additional Interest) to the extent lawful) and the amounts provided for in Section 7.07.

     Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter, and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee under Section 7.07.

     Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Holders for amounts due and unpaid on the Securities for principal (including payments pursuant to the optional redemption or required repurchase provisions of the Securities, if any) and interest (including any Additional Interest), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (including payments pursuant to the optional redemption or required repurchase provisions of the Securities, if any) and interest (including any Additional Interest), respectively; and

          THIRD: to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 calendar days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee, any Subsidiary Guarantors and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee, any Subsidiary Guarantors and the Holders will continue as though no such proceeding had been instituted.

     Section 6.12. Undertaking of Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                    ARTICLE 7
                                     TRUSTEE

     Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against loss, liability or expense that might be incurred in compliance with such request or direction.

     (b) Except during the continuance of an Event of Default:

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates, opinions or orders which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

     (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     Section 7.02. Rights of Trustee. Subject to Section 7.01:

     (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance under covenants or other obligations of the Company.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee's conduct constitutes willful misconduct or negligence.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) resulting from actions taken in good faith and which the Trustee believes to be authorized or within its rights or powers, unless the Trustee's conduct constitutes willful misconduct or negligence.

     (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, Securities Custodian and other Person employed to act hereunder.

     (h) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

     Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 calendar days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign.

     Section 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company's use of the proceeds from the Securities, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

     Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer of the Trustee has actual knowledge thereof, the Trustee shall mail by first class mail to each Holder at the address set forth in the Securities Register notice of the Default or Event of Default within 90 calendar days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest (including any Additional Interest) on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

     Section 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports required by TIA Section 313(c).

     Section 7.07. Compensation and Indemnity. The Company and the Subsidiary Guarantors shall be jointly and severally liable for paying the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation the Company and the Subsidiary Guarantors shall be jointly and severally liable for reimbursing the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Subsidiary Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.07) and of defending itself against any claims (whether asserted by any Holder, the Company, any Subsidiary Guarantor or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any Subsidiary Guarantors of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company and the Subsidiary Guarantors, as applicable, shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee's defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Subsidiary Guarantors, as applicable, and the Trustee in connection with such defense. The Company and the Subsidiary Guarantors need not reimburse any expense or indemnify against any loss, liability or expense which is finally determined by a court of competent jurisdiction to have been incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

     To secure the Company's and the Subsidiary Guarantors' payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest (including any Additional Interest) on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other unsecured liability or debt of the Company or any Subsidiary Guarantors.

     The Company's and the Subsidiary Guarantors' payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Sections 6.01(j) and 6.01(k) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

     Section 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10;

     (b) the Trustee is adjudged bankrupt or insolvent;

     (c) a receiver or other public officer takes charge of the Trustee or its property; or

     (d) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the outstanding Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     If a successor Trustee does not take office within 60 calendar days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the outstanding Securities may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

     Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

     Section 8.01. Discharge of Liability on Securities. When:

     (1) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities which have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or

     (2) all the Securities not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been surrendered for conversion (after all related Observation Periods have elapsed) and the Company shall deliver to the Holders cash and shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Stated Maturity, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as applicable, and the Company shall deposit with the Trustee cash sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest (including any Additional Interest) accrued and unpaid to such Stated Maturity, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as the case may be, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture with respect to the Securities shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities; (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts then due, including interest (including any Additional Interest) with respect to the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this Indenture with respect to the Securities), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 8.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Securities; however, the Company hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent,

Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this Indenture with respect to the Securities.

     Section 8.02. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture with respect to the Securities and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Indenture and the Securities to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of or interest (including any Additional Interest) on any Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

     Section 8.03. Officers' Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under
Section 8.01, the Company shall furnish to the Trustee an Officers' Certificate or Opinion of Counsel stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

                                    ARTICLE 9
                                   AMENDMENTS

     Section 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

     (a) to cure any ambiguity, omission, defect or inconsistency;

     (b) to comply with Article 4 in respect of the assumption by a Successor Company of an obligation of the Company or a Subsidiary Guarantor, as applicable, under this Indenture;

     (c) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

     (d) to add Guarantees with respect to the Securities;

     (e) to secure the Securities;

     (f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

     (g) to make any change that does not materially adversely affect the rights of any Holder; or

     (h) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA.

     After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

     Section 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) and past Defaults or compliance with the provisions of this Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder affected (in addition to the majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an amendment or waiver may not:

     (a) reduce the amount of Securities whose Holders must consent to an amendment of this Indenture or to waive any past Defaults;

     (b) reduce the rate of or extend the stated time for payment of interest (including any Additional Interest) on any Security;

     (c) reduce the principal of or extend the Stated Maturity of any Security;

     (d) make any change that impairs or adversely affects the conversion rights of any Securities;

     (e) reduce the Redemption Price, the Purchase Price or the Fundamental Change Purchase Price payable upon the redemption or repurchase of any Security or amend or modify in any manner adverse to holders of the Securities the Company's obligation to make such payments, whether through an amendment to or waiver of a provision in the covenants, definitions or otherwise;

     (f) make any Security payable in money other than that stated in the Security (it being understood that all references to cash in this Indenture and the Securities are to U.S. legal tender);

     (g) impair the right of any Holder to receive payment of principal of and interest (including any Additional Interest) on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

     (h) make any change to the amendment provisions which require each Holder's consent or to the waiver provisions; or

     (i) terminate any Subsidiary Guarantees with respect to the Securities (unless expressly permitted under this Indenture).

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of the Securities given in connection with a tender or exchange of such Holder's Securities will not be rendered invalid by such tender or exchange.

     After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

     Section 9.03. Compliance with TIA. Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

     Section 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.01 or 9.02, as applicable.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 Business Days after such record date.

     Section 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

     Section 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive and (subject to Sections 7.01 and 7.02) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

                                   ARTICLE 10
                              SUBSIDIARY GUARANTEES

     Section 10.01. Subsidiary Guarantees. Subject to the provisions of this
Article 10, the Subsidiary Guarantors hereby fully and unconditionally Guarantee, jointly and severally, on a senior basis to each holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of or interest (including any Additional Interest) on the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "GUARANTEED OBLIGATIONS"). Subject to
Section 10.02, the Subsidiary Guarantors further agree that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Subsidiary Guarantors, and that the Subsidiary Guarantors shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

     To the extent permitted by law, each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any Default under the Securities or the Guaranteed Obligations. The obligations of the Subsidiary

Guarantors hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof;
(iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any holder or the Trustee to exercise any right or remedy against any other Subsidiary Guarantor; or (vi) any change in the ownership of the Subsidiary Guarantors, except as provided in
Section 10.02(b).

     Each Subsidiary Guarantor agrees that its Subsidiary Guarantee constitutes a Guarantee of payment, performance and compliance when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

     Except as expressly set forth in Section 10.02, the obligations of the Subsidiary Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Subsidiary Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantors or would otherwise operate as a discharge of the Subsidiary Guarantors as a matter of law or equity.

     Subject to Section 3.03, each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee upon the sale of a majority of the total voting power of the Capital Stock or all or substantially all of the assets of the Subsidiary Guarantor in compliance with Section 10.02. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest (including any Additional Interest) on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any holder or the Trustee has at law or in equity against the Subsidiary Guarantors by virtue hereof, upon the failure of the Company to pay any Guaranteed Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption, by purchase or otherwise, the Subsidiary Guarantors hereby promise to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest (including any Additional Interest) on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the holders and the Trustee.

     Each Subsidiary Guarantor further agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations Guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations Guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor or the purposes of this Section 10.01.

     Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

     Upon request of the Trustee, the Subsidiary Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 10.02. Limitation on Liability; Release and Discharge; Termination on Conversion. Any other term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations Guaranteed hereunder by each Subsidiary Guarantor shall not exceed the maximum amount that can be hereby Guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Each Subsidiary Guarantor shall be deemed to be released from all obligations under this Article 10 (without any further action by the Trustee or the Holders) upon (i) the sale or other disposition (including by way of any merger or consolidation), in one transaction or a series of related transactions, of a majority of the total voting power of the Capital Stock or other interests of such Subsidiary Guarantor or (ii) the sale or other disposition of all or substantially all of the assets of the Subsidiary Guarantor, in each case, other than the sale or other disposition to the Company or any Affiliate of the Company. At the request and at the expense of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).

     Each Subsidiary Guarantor shall also be deemed to be released from its Subsidiary Guarantee upon the release of such Subsidiary from any liability under the Credit Agreement and any Guarantee or similar obligation in respect thereof.

     Each Subsidiary Guarantor shall also be deemed released from all its obligations under this Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee will terminate upon the discharge of the Securities pursuant to the provisions of Article 8 hereof.

     Each Subsidiary Guarantee with respect to a Security will automatically terminate immediately prior to such Security's conversion.

     Section 10.03. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.03 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount Guaranteed by such Subsidiary Guarantor hereunder.

                                   ARTICLE 11
               PURCHASE AT THE OPTION OF HOLDER UPON A FUNDAMENTAL
                    CHANGE; PURCHASE AT THE OPTION OF HOLDER

     Section 11.01. Purchase at the Option of the Holder Upon a Fundamental Change. If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder's option, to require the Company to purchase all or a portion of such Holder's Securities on a date specified by the Company that is no later than 35 calendar days after the date of the Company Notice of the occurrence of such Fundamental Change, subject to extension to comply with applicable law (the "FUNDAMENTAL CHANGE PURCHASE DATE"). The Securities shall be purchased in multiples of $1,000 of the principal amount. The Company shall purchase such Securities at a price (the "FUNDAMENTAL CHANGE PURCHASE PRICE"), which shall be paid in cash, equal to 100% of the principal amount of the Securities to be purchased plus any accrued and unpaid interest (including any Additional Interest) to, but not including, the Fundamental Change Purchase Date, unless the Fundamental Change Purchase Date is between a Regular Record Date and the interest payment date to which it relates, in which case the Fundamental Change Purchase Price shall equal 100% of the principal amount of Securities to be purchased and any accrued and unpaid interest (including any Additional Interest) shall be paid to the Holder of record on the Regular Record Date.

     (a) Notice of Fundamental Change. The Company shall mail to all Holders, the Paying Agent and the Trustee a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by

Section 11.03(a) hereof, on or before the 20th calendar day after the occurrence of such Fundamental Change.

     (b) Exercise of Option. For Securities to be so purchased at the option of the Holder, the Holder must deliver or cause to be effected a book-entry transfer of such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent, together with a written notice of purchase (a "FUNDAMENTAL CHANGE PURCHASE NOTICE") in the form entitled "Form of Fundamental Change Purchase Notice" attached to the Securities duly completed, by 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 11.01 only if the Securities so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice. The Fundamental Change Purchase Notice shall state:

          (i) if Definitive Securities have been issued, the certificate numbers of the Securities which the Holder shall deliver to be purchased or, if Definitive Securities have not been issued, the Fundamental Change Purchase Notice must comply with appropriate DTC procedures;

          (ii) the portion of the principal amount of the Securities which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or a multiple thereof; and

          (iii) that such Securities shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 4 of the Securities and in this Indenture.

     (c) Procedures. The Company shall purchase from a Holder, pursuant to this
Section 11.01, Securities if the principal amount of such Securities is $1,000 or a multiple of $1,000 if so requested by such Holder.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 11.01 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Securities.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this
Section 11.01 shall have the right at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.03(b).

     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

     On or before 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Fundamental Change Purchase Price of the Securities to be purchased pursuant to this Section
11.01. Payment by the Paying Agent of the Fundamental Change Purchase Price for such Securities shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Securities. If the Paying Agent holds, in accordance with the terms of this Indenture, cash sufficient to pay the Fundamental Change Purchase Price of such Securities on the Fundamental Change Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest (including any Additional Interest) on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest (including any Additional Interest) upon delivery or transfer of the Securities). Nothing herein shall preclude any withholding tax required by law.

     The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

     Section 11.02. Purchase at the Option of the Holder.

     (a) A Holder shall have the option to require the Company to purchase any outstanding Securities on each of August 15, 2011, August 15, 2016, and August 15, 2026 (each, a "PURCHASE DATE"), at a price (the "PURCHASE PRICE") which shall be paid in cash, equal to 100% of the principal amount of the Securities to be purchased upon:

          (i) delivery to the Paying Agent by the Holder of a written notice of purchase (a "PURCHASE NOTICE") in the form entitled "Form of Purchase Notice" attached to the Securities duly completed at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days prior to a Purchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Purchase Date, stating:

               (A) if Definitive Securities have been issued, the certificate numbers of the Securities which the Holder shall deliver to be purchased, or, if Definitive

          Securities have not been issued, the Purchase Notice must comply with appropriate DTC procedures;

               (B) the portion of the principal amount of the Securities which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or a multiple thereof; and

               (C) that such Securities shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 4 of the Securities and in this Indenture; and

          (ii) delivery or book-entry transfer of such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent; provided, however, that such Purchase Price shall be so paid pursuant to this Section 11.02 only if the Securities so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

     The accrued and unpaid interest (including any Additional Interest) on the Securities being purchased shall be paid to the Holder of record on the Regular Record Date corresponding to the relevant Purchase Date.

     (b) Procedures. The Company shall purchase from a Holder, pursuant to this
Section 11.02, Securities if the principal amount of such Securities is $1,000 or a multiple of $1,000 if so requested by such Holder.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 11.02 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the Securities.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 11.02 shall have the right at any time prior to the 5:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.03(b).

          The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

          On or before 11:00 a.m. New York City time, on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Purchase Price of the Securities to be purchased pursuant to this Section 11.02. Payment by the Paying Agent of the Purchase Price for such Securities shall be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Securities. If the

Paying Agent holds, in accordance with the terms of this Indenture, cash sufficient to pay the Purchase Price of such Securities on the Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest (including any Additional Interest) on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price and previously accrued and unpaid interest (including any Additional Interest) upon delivery or transfer of the Securities). Nothing herein shall preclude any withholding tax required by law.

          The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

     Section 11.03. Further Conditions and Procedures for Purchase at the
Option of the Holder Upon a Fundamental Change and Purchase at the Option of the Holder.

     (a) Notice of Fundamental Change or Purchase Date. The Company shall send notices (each, a "COMPANY NOTICE") to the Holders at their addresses shown in the Securities Register maintained by the Registrar, and delivered to the Trustee and Paying Agent, on or before the 20th calendar day after the occurrence of the Fundamental Change or on or before the 20th Business Day prior to each Purchase Date, as the case may be (each such date of delivery, a "COMPANY NOTICE DATE"). Each Company Notice shall include a form of Fundamental Change Purchase Notice or Purchase Notice to be completed by a Holder and shall state:

          (i) in the case of a Company Notice pursuant to Section 11.01, the events causing the Fundamental Change;

          (ii) in the case of a Company Notice pursuant to Section 11.01, the date of the Fundamental Change;

          (iii) the last date on which a Holder may exercise its purchase rights under Section 11.01 or Section 11.02, as applicable;

          (iv) the applicable Fundamental Change Purchase Price or Purchase
     Price;

          (v) the applicable Fundamental Change Purchase Date or Purchase Date;

          (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

          (vii) if applicable, the conversion rights of the Holders with respect to the Securities and the Conversion Rate at the time of such notice and any expected adjustments to the Conversion Rate;

          (viii) the procedures the Holder must follow under Sections 11.01 or 11.02, as applicable, and Section 11.03;

          (ix) that Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price or Purchase Price;

          (x) if applicable, that Securities as to which a Fundamental Change Purchase Notice or Purchase Notice has been given may be converted only if the applicable Fundamental Change Purchase Notice or Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (xi) that the Fundamental Change Purchase Price or Purchase Price for any Securities as to which a Fundamental Change Purchase Notice or Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Fundamental Change Purchase Date or Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Securities;

          (xii) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price or Purchase Price on Securities covered by any Fundamental Change Purchase Notice or Purchase Notice, as applicable, interest (including any Additional Interest) will cease to accrue on and after the Fundamental Change Purchase Date or Purchase Date, as applicable;

          (xiii) the procedures for withdrawing a Fundamental Change Purchase Notice or Purchase Notice; and

          (xiv) the CUSIP or ISIN number of the Securities.

     Simultaneously with providing such Company Notice, the Company will publish a notice containing the information in such Company Notice in a newspaper of general circulation in New York City or publish such information on its then existing website or through such other public medium as it may use at the time.

     At the Company's request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company's expense, the Paying Agent shall give the Company Notice in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

     (b) Effect of Purchase Notice or Fundamental Change Purchase Notice; Withdrawal; Effect of Event of Default. Upon receipt by the Company of the Fundamental Change Purchase Notice or Purchase Notice specified in Section 11.01(b) or Section 11.02(a), as applicable, the Holder of the Securities in respect of which such Fundamental Change Purchase Notice or

Purchase Notice, as the case may be, was given shall (unless such Fundamental Change Purchase Notice or Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price or Purchase Price with respect to such Securities. Such Fundamental Change Purchase Price or Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Fundamental Change Purchase Date or the Purchase Date, as the case may be, with respect to such Securities (provided the conditions in this Article 11 have been satisfied) and (y) the time of delivery or book-entry transfer of such Securities to the Paying Agent by the Holder thereof in the manner required by
Section 11.01 or Section 11.02, as applicable. Securities in respect of which a Fundamental Change Purchase Notice or Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted on or after the date of the delivery of such Fundamental Change Purchase Notice or Purchase Notice, as the case may be, unless such Fundamental Change Purchase Notice or Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

     A Fundamental Change Purchase Notice or Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date or the Purchase Date, as the case may be, to which it relates, specifying:

          (i) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

          (ii) if Definitive Securities have been issued, the certificate number of the Securities in respect of which such notice of withdrawal is being submitted, or, if Definitive Securities have not been issued, the written notice of withdrawal must comply with appropriate DTC procedures; and

          (iii) the principal amount, if any, of such Securities which remains subject to the original Fundamental Change Purchase Notice or Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

     There shall be no purchase of any Securities pursuant to Section 11.01 or
Section 11.02 if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Fundamental Change Purchase Price or Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Fundamental Change Purchase Notice or Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Fundamental Change Purchase Price or Purchase Price, as the case may be) in which case, upon such return, the Fundamental Change Purchase Notice or Purchase Notice with respect thereto shall be deemed to have been withdrawn.


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

     (c) Securities Purchased in Part. Any Securities that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and shall make available for delivery to the Holder of such Securities, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Securities so surrendered which is not purchased or redeemed.

     (d) Covenant to Comply with Securities Laws Upon Purchase of Securities. In connection with any offer to purchase Securities under Section 11.01 or Section 11.02, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 11.01 or Section 11.02 to be exercised in the time and in the manner specified in Section 11.01 or Section 11.02.

     (e) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed, as provided in paragraph 8 of the Securities, together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any, that is held by them for the payment of a Fundamental Change Purchase Price or Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to
Section 11.01(c) or Section 11.02(b), as applicable, exceeds the aggregate Fundamental Change Purchase Price or Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date or Purchase Date, as the case may be, then promptly on and after the Business Day following the Fundamental Change Purchase Date or Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any.

                                   ARTICLE 12
                                   CONVERSION

     Section 12.01. Conversion of Securities. (a) Right to Convert. Subject to the procedures for conversion set forth in this Article 12, a Holder may convert all or a portion of its Securities at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Stated Maturity at the Conversion Rate; provided, however, that prior to June 15, 2011, the Holder may convert all or a portion of its Securities only when any of the conditions specified in clauses (i), (ii) and (iii) below are met and during the related specified period. Whenever the Securities shall become convertible prior to June 15, 2011, upon the satisfaction of one or more of the conditions stated in clauses (i), (ii) or (iii) below, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify, in the case of clause (i) and (ii), promptly, and in the case of clause (iii), within the time periods specified in clause (iii)(A)(B) and (C), the Trustee, the Conversion Agent and the Holders of the event triggering such convertibility in the manner provided in Section 13.02 and the Company shall also publicly announce such information by publication on the Company's website or through such other public medium as it may use at such time. Whenever the Securities shall become convertible upon the satisfaction of one or more of the conditions stated in clauses (iii)(B) or (iii)(C), the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall also provide notice of the event triggering such convertibility in accordance with the provisions of Section 11.03. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

          (i) Conversion Upon Satisfaction of Sale Price Condition. A Holder may surrender all or a portion of its Securities for conversion during any calendar quarter (and only during such calendar quarter) commencing after September 30, 2006, if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 120% of the Conversion Price in effect on such last Trading Day.

          (ii) Conversion Upon Satisfaction of Trading Price Condition. A Holder may surrender all or a portion of its Securities for conversion during the five Business Day period after any 10 consecutive Trading Day period (the "MEASUREMENT PERIOD") in which the Trading Price per $1,000 in principal amount of a Security, as determined following a request by a Holder in accordance with the procedures set forth in this Section 12.01(a)(ii), for each day in the Measurement Period was less than 103% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. In connection with any conversion in accordance with this Section 12.01(a)(ii), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities unless requested by the Company; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 103% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 103% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

          (iii) Conversion Upon Specified Corporate Transactions.

               (A) If the Company (1) distributes to all or substantially all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 calendar days after the date of the distribution, shares of Common Stock at less than the average of the Last Reported Sale Price of a share of Common Stock for the 10 consecutive Trading Day period ending on the Business Day preceding the announcement of such issuance, or
          (2) distributes to all or substantially all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share Fair Market Value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the day preceding the declaration date for such distribution, then, in each case, the Company must notify the Trustee, the Conversion Agent and the Holders, in the manner provided in Section 13.02, at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender all or a portion of their Securities for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately prior to such Ex-Dividend Date or the Company's announcement that such distribution will not take place.

               (B) If the Company is party to a transaction described in clause
          (2) of the definition of Fundamental Change (without, for the avoidance of doubt, giving effect to the proviso set forth in the definition thereof relating to Publicly Traded Securities), the Company must notify the Trustee, the Conversion Agent and the Holders, in the manner provided in Section 13.02, at least 35 Scheduled Trading Days prior to the anticipated Effective Date for such transaction. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until 35 calendar days after the actual Effective Date of such transaction (or if such transaction also constitutes a Fundamental Change for purposes of Section 11.01, the related Fundamental Change Purchase Date).

               (C) If a Fundamental Change of the type described in clause (1) or (5) in the definition thereof occurs, the Company must notify the Trustee, the Conversion Agent and the Holders, in the manner provided in Section 13.02, on or before the 20th calendar day after the occurrence of the Fundamental Change and Holders may surrender Securities for conversion at any time beginning on the actual Effective Date of such Fundamental Change until and including the later of (i) the date which is 30 calendar days after the actual Effective Date of such transaction and (ii) the related Fundamental Change Purchase Date.

A Holder may convert a portion of the principal amount of Securities if the portion is $1,000 or a multiple of $1,000. The cash payable, and the number of shares of Common Stock issuable, if any, upon conversion of a Security shall be determined as set forth in Section 12.01(c).

     (b) Conversion Procedures. The following procedures shall apply to the conversion of Securities:


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

          (i) In respect of a Definitive Security, a Holder must (A) complete and manually sign a written notice of conversion (a "CONVERSION NOTICE") in the form entitled "Form of Conversion Notice" attached to the Security, or facsimile of such Conversion Notice; (B) deliver such Conversion Notice, which is irrevocable, and the Security to the Conversion Agent at the office maintained by the Conversion Agent for such purpose; (C) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder's, furnish endorsements and transfer documents as may be required by the Conversion Agent and, if required pursuant to Section 12.01(e), pay all transfer or similar taxes or duties; and (D) if required pursuant to Section 2.01(d), pay funds equal to interest (including any Additional Interest) payable on the next interest payment date.

          (ii) In respect of a beneficial interest in a Global Security, a Beneficial Owner must (A) comply with DTC's procedures for converting a beneficial interest in a Global Security, (B) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder's, if required pursuant to Section 12.01(e), pay all transfer or similar taxes or duties and (C) if required pursuant to Section 2.01(d), pay funds equal to interest (including any Additional Interest) payable on the next interest payment date.

The date a Holder satisfies the foregoing requirements is the "CONVERSION DATE" hereunder.

     If a Holder converts more than one Security at the same time, the cash and number of shares of Common Stock issuable upon the conversion, if any, shall be based on the total principal amount of the Securities converted.

     Securities called for redemption may be converted at any time prior to 5:00 p.m., New York City time, on the third Scheduled Trading Day prior to the Redemption Date, unless the Company fails to pay the Redemption Price. If a Holder has delivered a Fundamental Change Purchase Notice or a Purchase Notice with respect to a Security, the Holder may not surrender that Security for conversion until the Holder has withdrawn the notice in accordance with Section 11.03(b).

     Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and make available for delivery to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

     (c) Settlement Upon Conversion. Upon any conversion of any Security, the Company will deliver to converting Holders, in respect of each $1,000 principal amount of Securities being converted, a "SETTLEMENT AMOUNT" of cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 25 Trading Days during the Observation Period for such Security.

     Except as provided in Section 12.03(d)(ii), the Settlement Amount in respect of any Security converted will be delivered to converting Holders on the third Business Day immediately following the final Trading Day of the related Observation Period.

     (d) Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Securities. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Daily VWAP of a full share of Common Stock on the final Trading Day of the related Observation Period by the fractional amount and rounding the product to the nearest whole cent.

     (e) Taxes on Conversion. If a Holder converts Securities, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name, but the Conversion Agent shall have no duty to determine if any such tax is due. Nothing herein shall preclude any withholding of tax required by law.

     (f) Certain Covenants of the Company.

          (i) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Securities.

          (ii) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or shares held in treasury, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

          (iii) The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Securities, if any, and shall cause to have listed or quoted all such shares of Common Stock on each U.S. national securities exchange or automatic quotation system or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

     Section 12.02. Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

     (a) If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

                                              OS'
                               CR' = CR(0) x -----
                                             OS(0)

     where,

          CR(0) = the Conversion Rate in effect immediately prior to such event

          CR'   = the Conversion Rate in effect immediately after such event

          OS(0) = the number of shares of Common Stock outstanding immediately prior to such event

          OS'   = the number of shares of Common Stock outstanding immediately after such event.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the Record Date for such dividend or distribution, or the date fixed for determination for such share split or share combination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 12.02(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Conversion Rate shall again be adjusted, effective as of the date the Board of Directors determines not to pay such divided or distribution, or subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution, or subdivision or combination, had not been declared.

     (b) If the Company issues to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of the issuance of such rights, the Conversion Rate will be adjusted based on the following formula:

                                           OS(0) + X
                             CR' = CR(0) x ---------
                                           OS(0) + Y

     where,

          CR(0) = the Conversion Rate in effect immediately prior to such event

          CR'   = the Conversion Rate in effect immediately after such event

          OS(0) = the number of shares of Common Stock outstanding immediately prior to such event

          X     = the total number of shares of Common Stock issuable pursuant to such rights

          Y     = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of the issuance of such rights.

Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for determination of Holders entitled to receive such rights or warrants. The Company will not issue any such rights or warrants in respect of any shares of Common Stock held in treasury by the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

     (c) If the Company distributes shares of Capital Stock, evidences of its indebtedness or other assets or property of the Company to all or substantially all holders of the Common Stock, excluding:

          (i) dividends or distributions and rights or warrants referred to in clause (a) or (b) above; and

          (ii) dividends or distributions paid exclusively in cash;

then the Conversion Rate will be adjusted based on the following formula:

                                             SP(0)
                            CR' = CR(0) x -----------
                                          SP(0) - FMV

     where,

          CR(0) = the Conversion Rate in effect immediately prior to such distribution

          CR'   = the Conversion Rate in effect immediately after such
                  distribution

          SP(0) = the average of the Last Reported Sale Prices of the Common
                  Stock over the 10 consecutive Trading Day period ending on the Business Day immediately preceding the Ex-Dividend Date for such distribution

          FMV   = the Fair Market Value (as determined by the Board of
                  Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Record Date for such distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the Record Date such distribution.

With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a "SPIN-OFF"), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the effective date for such Spin-Off will be increased based on the following formula:

                                        FMV(0) + MP(0)
                          CR' = CR(0) x --------------
                                             MP(0)

     where,

          CR(0) = the Conversion Rate in effect immediately prior to such distribution

          CR'    = the Conversion Rate in effect immediately after such
                   distribution

          FMV(0) = the average of the Last Reported Sale Prices of the Capital
                   Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after the effective date of the Spin-Off

          MP(0) = the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Trading Day period after the effective date of the Spin-Off.

Such adjustment shall occur on the tenth Trading Day from, and including, the effective date of the Spin-Off.

     (d) If the Company pays any cash dividend or distribution to all or substantially all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

                                             SP(0)
                             CR' = CR(0) x ---------
                                           SP(0) - C

     where,

          CR(0) = the Conversion Rate in effect immediately prior to the Record
                  Date for such distribution

          CR'   = the Conversion Rate in effect immediately after the Record
                  Date for such distribution

          SP(0) = the Last Reported Sale Price of the Common Stock on the
                  Trading Day immediately preceding the Ex-Dividend Date for such distribution

          C     = the amount in cash per share the Company distributes to
                  holders of Common Stock

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution; provided that if such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     (e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the "EXPIRATION TIME"), the Conversion Rate will be increased based on the following formula:

                                       AC + (SP' x OS')
                         CR' = CR(0) x ----------------
                                          OS(0) x SP'

     where,

          CR(0) = the Conversion Rate in effect on the date such tender or exchange offer expires

          CR'   = the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires

          AC    = the aggregate value of all cash and any other consideration
                  (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer

          OS(0) = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires

          OS'   = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires

          SP'   = the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

     (f) [reserved]

     (g) Notwithstanding the foregoing provisions of this Section 12.02, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a Holder to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holder's Securities.

     (h) The Company may (but is not required to) make such increases in the Conversion Rate, in addition to those required by clauses (a) through (e) of this Section 12.02 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or any similar event treated as such for income tax purposes.

     (i) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of at least 20 Business Days if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.

     (j) Notwithstanding any provision herein to the contrary, no adjustment to the Conversion Rate need be made:

          (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

          (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

          (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Issue Date;

          (iv) for a change in the par value of the Common Stock; or

          (v) for accrued and unpaid Interest (including any Additional
     Interest).

To the extent the Securities become convertible into cash, assets or property (other than Capital Stock of the Company or securities to which Section 12.03 applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash, assets or property.

     (k) All calculations under this Section 12.02 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. Except as described above in this
Section 12.02, the Company will not adjust the Conversion Rate.

     (l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Security at such Holder's last address appearing on the Securities Register provided for in Section 2.05 of this Indenture within 20 Business Days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (m) Any case in which this Section 12.02 provides that an adjustment shall become effective immediately after (i) a Record Date for a dividend or distribution described in Section 12.02(a), Section 12.02(c) or Section 12.02(d), (ii) the date fixed for the determination of a share split or combination pursuant to Section 12.02(a), (iii) the date fixed for the determination of Holders entitled to receive rights or warrants pursuant to 12.02(b) or (iv) the Expiration Time for any tender or exchange offer pursuant to Section 12.02(e), (each a "DETERMINATION DATE"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Security converted after such Determination

Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to
Section 12.01. For purposes of this Section 12.02(m), the term "ADJUSTMENT EVENT" shall mean:

          (1) in any case referred to in clause (i) hereof, the date any such dividend or distribution is paid or made;

          (2) in any case referred to in clause (ii) hereof, the occurrence of such event;

          (3) in any case referred to in clause (iii) hereof, the date of expiration of such rights or warrants;

          (4) in any case referred to in clause (iv) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

     (n) For purposes of this Section 12.02, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (o) Whenever any provision of this Article 12 requires a calculation of an average of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company will make appropriate adjustments (determined in good faith by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated.

     Section 12.03. Adjustment Upon Certain Fundamental Changes. (a) If a Holder elects to convert Securities pursuant to Section 12.01(a)(iii) above in connection with a transaction described therein and such Fundamental Change pursuant to clause (1), (2) or (5) of the definition of "Fundamental Change" occurs on or prior to August 15, 2011, the Conversion Rate for such Securities shall be increased by an additional number of shares of Common Stock (the "ADDITIONAL SHARES") as described below. Any conversion will be deemed to have occurred in connection with such Fundamental Change only if such Securities are surrendered for conversion at a time when the Securities would be convertible in light of the expected or actual occurrence of a Fundamental Change and notwithstanding the fact that a Security may then be convertible because another condition to conversion has been satisfied or no condition to conversion exists.

     (b) The number of shares of Common Stock by which the Conversion Rate will be increased will be determined by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change occurs or becomes effective (the "EFFECTIVE DATE") and the Stock Price with respect to such transaction; provided that if the Stock Price is between two Stock Price amounts set forth in such table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be increased will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year; provided further that if the Stock Price is greater than $17.25 per share (subject to adjustment as set forth in clause (c) below) or less than $4.25 per share (subject to adjustment as set forth in clause (c) below), then no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 235.2941 shares per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate pursuant to Section 12.02.

     (c) The Stock Prices set forth in the first row of the table in Schedule A hereto will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted pursuant to Section 12.02. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table will be adjusted in the same manner as the Conversion Rate as set forth in Section 12.02.

     (d) Settlement of Securities tendered for conversion in connection with a Fundamental Change pursuant to clause (2) of the definition of "Fundamental Change" as to which the Conversion Rate will be increased by Additional Shares pursuant to this Section 12.03 shall occur as follows:

          (i) if the last day of the Observation Period for such Securities is on or prior to the fourth Trading Day immediately preceding the Effective Date, the Company shall deliver the Settlement Amount (together with cash in lieu of fractional shares), determined in accordance with Section 12.01(c) and Section 12.01(d) above, on the third Business Day immediately following the last day of the Observation Period; provided that such Settlement Amount and related Daily Conversion Values shall be based on the Conversion Rate without giving effect to the Additional Shares to be added thereto as set forth in this subsection. As soon as practicable following the Effective Date, the Company shall calculate an increased Settlement Amount for such Securities (based upon the same Observation Period and the same Daily VWAP for each Trading Day in such Observation Period) as if the Conversion Rate had been increased by the number of Additional Shares pursuant to this subsection. Promptly following the Effective Date, the Company shall deliver the excess of the cash portion, if any, and Common Stock portion, if any, of such increased Settlement Amount over the cash and Common Stock portions of the Settlement Amount calculated without such Additional Shares. Any shares of Common Stock to be delivered following the Effective Date shall be subject to Section 12.04 and shall be delivered in Reference Property.

          (ii) If the last day of the Observation Period for such Securities is after the fourth Trading Day immediately preceding the Effective Date, the Company shall deliver the Settlement Amount (together with cash in lieu of fractional shares) in accordance with Section 12.01(c) and Section 12.01(d) above (such determination, for the avoidance of doubt, to include the number of Additional Shares to be added to the Conversion Rate as set forth in this subsection) on the later to occur of (x) the Business Day following the Effective Date and (y) the third Business Day immediately following the last day of the Observation Period. Any shares of Common Stock to be delivered following the Effective Date shall be subject to Section 12.04 and shall be delivered in Reference Property.

In no event shall the Company pay any such increase to the Settlement Amount if the transaction causing the increase to the Conversion Rate pursuant to this subsection never becomes effective.

     Section 12.04. Effect of Reclassification, Consolidation, Merger or Sale.
(a) If any of the following events occur:

     (i) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 12.02(a) applies);

     (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property (or any combination thereof) with respect to or in exchange for such Common Stock;

     (iii) any conveyance, transfer, sale, lease or other disposition to any other Person of all or substantially all of the properties and assets of the Company and its Subsidiaries as a result of which holders of Common Stock received cash, securities or other property (or any combination thereof) with respect to or in exchange for such Common Stock; or

     (iv) any statutory share exchange as a result of which holders of Common Stock received cash, securities or other property (or any combination thereof) with respect to or in exchange for such Common Stock,

(any such event or transaction, a "REORGANIZATION EVENT"), the Securities will become convertible into the kind and amount of consideration that Holders of Common Stock received in such Reorganization Event (the "REFERENCE PROPERTY") upon such Reorganization Event by a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event and the Company or successor Person shall execute a supplemental indenture to such effect. For purposes of the foregoing, the type and amount of consideration that a holder of Common Stock would have been entitled to receive in the case of any such Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. In all cases, the provisions under Section 12.01 shall continue to apply with respect to the calculation of the Settlement Amount. Such supplemental indenture shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article 12,
Article 9 and Article 11 and the definition of Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the original issuer of the Securities.

     (b) Following the effective time of any such Reorganization Event, settlement of Securities converted shall be in cash and units of Reference Property determined in accordance with Section 12.01(c) above based on the Daily Conversion Value and Daily VWAP of such Reference Property. For the purposes of determining such Daily Conversion Value and Daily VWAP, (i) if the Reference Property includes securities for which the price can be determined in a manner contemplated by the definition of Daily VWAP, then the value of such securities shall be determined in accordance with the principles set forth in such definition, as determined in good faith by the Company (which determination shall be conclusive and binding); (ii) if the Reference Property includes other property (other than securities as to which clause (i) applies or cash), then the value of such property shall be the Fair Market Value of such property as determined by the Company's Board of Directors in good faith; and (iii) if the Reference Property includes cash, then the value of such cash shall be the amount thereof.

     (c) Any issuer of securities included in the Reference Property shall execute an amendment to the Registration Rights Agreement (to the extent any Registrable Securities (as defined therein) remain outstanding) to make the provisions thereof applicable to such securities included in the Applicable Consideration.

     (d) The Company shall cause notice of the execution of any supplemental indenture required by this Section 12.04 to be mailed to each Holder, in the manner provided in Section 13.02, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     (e) The above provisions of this Section 12.04 shall similarly apply to successive Reorganization Events.

     (f) If this Section 12.04 applies to any event or occurrence, Section 12.02 shall not apply in respect of such event or occurrence.

     (g) The Company shall not become a party to any Reorganization Event unless its terms are consistent with the foregoing. None of the foregoing provisions shall affect the right of a Holder of Securities, if any, to convert the Securities into cash and shares of Common Stock, if any, as set forth in Section
12.01 prior to the effective time of such Reorganization Event.

     Section 12.05. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to the Company or any Holder of Securities to determine the Conversion Rate, or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any cash or shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this
Article 12. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.04 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any Reorganization Event or to any adjustment to be made with respect thereto, but, subject to the provisions of
Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers' Certificate with respect thereto.

     Section 12.06. Notice to Holders Prior to Certain Actions. Except where notice is required pursuant to Section 12.01(iii)(A), in case:

     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to
Section 12.02; or

     (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 12.02; or

     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities in the manner provided in Section 13.02, as promptly as possible but in any event at least three calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     Section 12.07. Stockholder Rights Plan. To the extent that the Company has a rights plan in effect upon conversion of the Securities into Common Stock, the Holder will receive, in addition to the Common Stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock shares of the Company's Capital Stock, evidences of indebtedness or assets as described in Section 12.02(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. In lieu of any such adjustment, the Company may amend such applicable stockholder rights agreement to provide that upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable stockholder rights agreement.

                                   ARTICLE 13
                                  MISCELLANEOUS

     Section 13.01. TIA Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

     Section 13.02. Notices. Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows:

          if to the Company or any Subsidiary Guarantor:

          Calgon Carbon Corporation, or name of Subsidiary Guarantor
          P.O. Box 717
          Pittsburgh, PA 15230-0717
          Attention: Dennis Sheedy, Esq.
          Fax number: 412-787-4511

          With a copy to:

          Kirkpatrick & Lockhart Nicholson Graham LLP

          Henry W. Oliver Building
          535 Smithfield Street
          Pittsburgh, PA 15222-2312
          Attention: Elliot S. Davis, Esq.
          Fax number: 412-355-6501

          if to the Trustee:

          The Bank of New York
          101 Barclay Street - Floor 8W
          New York, NY 10286
          Attention: Corporate Trust Administration
          Fax: 212-815-5704

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

     Section 13.03. Communication by Holders with other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     Section 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

     Section 13.06. When Securities Are Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

     Section 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     Section 13.08. Legal Holidays. A "LEGAL HOLIDAY" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest or Additional Interest, if any, shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

     Section 13.09. Governing Law; Waiver of Jury Trial. THIS INDENTURE AND THE SECURITIES AND SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE

HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OF OR RELATING TO EACH OF THIS INDENTURE, THE NOTES OR THE SUBSIDIARY GUARANTEES.

     Section 13.10. No Recourse Against Others. An incorporator, director, officer, employee, Affiliate or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     Section 13.11. Successors. All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities and the Subsidiary Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

     Section 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     Section 13.13. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the registration of the resale of the Securities and the Subsidiary Guarantees and the printing of this Indenture and the Securities.

     Section 13.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     Section 13.15. Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

     Section 13.16. Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under the Indenture and the Securities. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company's calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

                [Remainder of the page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        CALGON CARBON CORPORATION


                                        By: /s/ Leroy M. Ball
                                            ------------------------------------
                                        Name: Leroy M. Ball
                                        Title: Senior Vice President and Chief
                                               Financial Officer


                                        CALGON CARBON INVESTMENTS, INC.


                                        By: /s/ Leroy M. Ball
                                            ------------------------------------
                                        Name: Leroy M. Ball
                                        Title: Vice President and Secretary


                                        BSC COLUMBUS, LLC


                                        By: /s/ Leroy M. Ball
                                            ------------------------------------
                                        Name: Leroy M. Ball
                                        Title: Manager


                                        CCC COLUMBUS, LLC


                                        By: /s/ Leroy M. Ball
                                            ------------------------------------
                                        Name: Leroy M. Ball
                                        Title: Manager


                                        THE BANK OF NEW YORK, AS TRUSTEE


                                        By: /s/ Julie Salovitch-Miller
                                            ------------------------------------
                                        Name: Julie Salovitch-Miller
                                        Title: Vice President

                                                                      SCHEDULE A

The following table sets forth the number of shares by which the Conversion Rate will be increased per $1,000 principal amount of Securities pursuant to Section
12.03 of this Indenture:

                                   STOCK PRICE

 EFFECTIVE
   DATE      $4.25    $5.25    $6.25    $7.25    $8.25    $9.25   $10.25  $11.25  $12.25  $13.25  $14.25  $15.25  $16.25  $17.25
 ---------  -------  -------  -------  -------  -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
August 18,
   2006 ..  39.2157  31.6481  22.8662  17.2623  13.4283  10.6597  8.5806  6.9704  5.6942  4.6646  3.8228  3.1278  2.5492  2.0655
August 15,
   2007 ..  39.2157  29.6073  20.8726  15.5139  11.9576   9.4472  7.5876  6.1590  5.0314  4.1221  3.3780  2.7624  2.2492  1.8182
August 15,
   2008 ..  39.2157  26.8382  18.1392  13.1267   9.9679   7.8204  6.2667  5.0879  4.1619  3.4145  2.8012  2.2912  1.8630  1.5027
August 15,
   2009 ..  39.2157  22.9568  14.3091   9.8507   7.3024   5.6859  4.5633  3.7259  3.0689  2.5356  2.0931  1.7204  1.4041  1.1343
August 15,
   2010 ..  39.2157  16.9913   8.6349   5.3064   3.8035   2.9780  2.4316  2.0210  1.6901  1.4136  1.1777  0.9741  0.7971  0.6426
August 15,
   2011 ..  39.2157   0.0000   0.0000   0.0000   0.0000   0.0000  0.0000  0.0000  0.0000  0.0000  0.0000  0.0000  0.0000  0.0000


                                   Schedule A

                                                                       EXHIBIT A

                           [FORM OF FACE OF SECURITY]

                  [Restricted Securities Legend, if applicable]

                     [Global Security Legend, if applicable]

No. [___]

                                                           CUSIP NO.: [________]
                                                                ISIN: [________]

                     5.00% Convertible Senior Notes due 2036

     Calgon Carbon Corporation, a Delaware corporation, promises to pay to [Cede & Co.], or registered assigns, the principal sum of [______ Million Dollars ($_______)] or such amount as is indicated in the records of the Trustee and DTC, on August 15, 2036.

     Interest Payment Dates: February 15 and August 15

     Regular Record Dates: February 1 and August 1

     Additional provisions of this Security are set forth on the attached "Terms of Securities."

Dated:
       ---------------

                                        CALGON CARBON CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

The Bank of New York, as Trustee,
certifies that this is one of the
Securities referred to in the
Indenture.


By:
    ---------------------------------
    Authorized Signatory

                               TERMS OF SECURITIES

                     5.00% Convertible Senior Notes due 2036

     Calgon Carbon Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), issued these Securities under an Indenture dated as of August 18, 2006 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee, to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Subsidiary Guarantors and the Holders.

     To Guarantee the due and punctual payment of the principal and interest (including any Additional Interest), if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have fully and unconditionally Guaranteed (and future guarantors, together with the Subsidiary Guarantors, will fully and unconditionally Guarantee), jointly and severally, such obligations on a senior basis pursuant to the terms of the Indenture.

1)   Interest

     The Company promises to pay interest on the principal amount of this Security at the rate of 5.00% per annum.

     The Company will pay interest semiannually on February 15 and August 15 of each year commencing February 15, 2007. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from August 18, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months; provided, however, that for any period other than a full interest period, interest will be computed on the basis of the actual number of days elapsed during the period and a 365-day year.

2)   Method of Payment

     By no later than 11:00 a.m., New York City time, on the date on which any principal of or interest (including any Additional Interest), on any Security is due and payable, the Company shall deposit with the Paying Agent money sufficient to pay such amount. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

     Payments in respect of Securities represented by a Global Security (including principal and interest (including any Additional Interest)) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will pay principal of Definitive Securities at the office or agency designated by the Company for such purpose. Interest (including any Additional Interest), on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant record date, by wire transfer in immediately available funds to that Holder's account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

3)   Redemption

     No sinking fund is provided for the Securities. Subject to certain conditions specified in the Indenture, on or after August 20, 2011, the Securities will be redeemable, at the option of the Company, in whole at any time or in part from time to time, at a Redemption Price specified in the Indenture.

4) Purchase at the Option of the Holder Upon a Fundamental Change; Purchase By the Company at the Option of the Holder

     a) If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase all or a portion of its Securities at a Fundamental Change Purchase Price specified in the Indenture.

     b) Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase all or a portion of its Securities held by such Holder on each of August 15, 2011, August 15, 2016, and August 15, 2026, at a Purchase Price specified in the Indenture.

5)   Conversion

     Subject to the conditions and procedures set forth in the Indenture, and, prior to June 15, 2011, upon satisfaction of conditions and during the periods specified in the Indenture, a Holder may convert Securities, on or prior to 5:00 p.m., New York City time, on the Business Day immediately preceding Stated Maturity, into shares of Common Stock at the Conversion Rate. Upon conversion, the Company will satisfy its conversion obligations in cash and shares of Common Stock, if any.

     The initial Conversion Rate is 196.0784 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. Upon conversion, the Company will pay cash and shares of Common Stock, if any, based on a Daily Conversion Value calculated on a proportionate basis for each day of the 25-day Observation Period, as set forth in the Indenture. The Company shall deliver cash in lieu of any fractional share of Common Stock.

     A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.

6)   Denominations; Transfer; Exchange

     The Securities are in registered form without coupons in denominations of principal amount of $1,000 and multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of Securities (i) for a period of 15 calendar days prior to the mailing of a notice of redemption of Securities selected for redemption under Article 5 of the Indenture; (ii) so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption; or (iii) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

7)   Persons Deemed Owners

     The registered Holder of this Security may be treated as the owner of it for all purposes.

8)   Unclaimed Money

     If money for the payment of principal or interest (including any Additional Interest) remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9)   Amendment, Waiver

     Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and the waiver of any Event of Default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Securities.

     In addition, the Indenture permits an amendment of the Indenture or the Security without the consent of any Holder under circumstances specified in the Indenture.

10)  Defaults and Remedies

     If an Event of Default specified in the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities by notice to the Company to be due and payable immediately. In addition, certain specified Events of Default will cause the Securities to become immediately due and payable without further action by the Holders.

     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest (including any Additional Interest)) if it determines that withholding notice is in their interest.

11)  Trustee Dealings with the Company

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

12)  No Recourse Against Others

     An incorporator, director, officer, employee, Affiliate or stockholder, of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

13)  Authentication

     This Security shall not be valid until an authorized signatory of the Trustee manually authenticates this Security.

14)  Abbreviations

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (= Uniform Gift to Minors Act).

15)  CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

16)  Governing Law

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

Calgon Carbon Corporation
P.O. Box 717
Pittsburgh, PA 15230-0717
Attention: Dennis Sheedy, Esq.
Fax number: 412-787-4511

                                 ASSIGNMENT FORM

                To assign this Security, fill in the form below:
                  I or we assign and transfer this Security to

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:                                   Your Signature:
      -------------------------------                   ------------------------


Signature Guarantee:
                     -----------------------------------------------------------
                                    (Signature must be guaranteed)


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

                              CHECK ONE BOX BELOW:

[ ]  acquired for the undersigned's own account, without transfer; or

[ ]  transferred to the Company; or

[ ] transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"); or

[ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act; or

[ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof;

provided, however, that if box (5) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.


                                        ----------------------------------------
                                        Signature:

Signature Guarantee:


-------------------------------------   ----------------------------------------
(Signature must be guaranteed)          Signature:

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

-------------------------------------
Dated:

                            FORM OF CONVERSION NOTICE

To:  Calgon Carbon Corporation

     The undersigned registered Holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, for cash and shares of Common Stock of Calgon Carbon Corporation, if any, in accordance with the terms of the Indenture referred to in this Security, and directs that cash and the shares, if any, issuable and deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If cash, shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

     This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.


Dated:                                  ----------------------------------------
       ------------------------

                                        ----------------------------------------
                                                      Signature(s)

                                        The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.


                                        ----------------------------------------
                                                   Signature Guarantee

Fill in for registration of shares if
to be delivered, and Securities if to
be issued other than to and in the
name of registered holder:

-------------------------------------
(Name)                                  Principal amount to be converted (if
                                        less than all):
                                        $_________

-------------------------------------
(Street Address)

-------------------------------------   ----------------------------------------
(City state and zip code)               Social Security or Other Taxpayer Number
Please print name and address

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:  Calgon Carbon Corporation

     The undersigned registered Holder of this Security hereby acknowledges receipt of a notice from Calgon Carbon Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check or Common Stock of the Company, as applicable, in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.


Dated:                                  ----------------------------------------
       ------------------------

                                        ----------------------------------------
                                                      Signature(s)

                                        The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.


                                        ----------------------------------------
                                                   Signature Guarantee

Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered Holder:

-------------------------------------
(Name)                                  Principal amount to be purchased (if
                                        less than all): $___________

-------------------------------------
(Street Address)

-------------------------------------   ----------------------------------------
(City state and zip code)               Social Security or Other Taxpayer Number
Please print name and address

                             FORM OF PURCHASE NOTICE

To:  Calgon Carbon Corporation

     The undersigned registered Holder of this Security hereby acknowledges receipt of a notice from Calgon Carbon Corporation (the "Company") as to the Holder's option to require the Company to repurchase this Security and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check or Common Stock of the Company, as applicable, in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.


Dated:                                  ----------------------------------------
       ------------------------

                                        ----------------------------------------
                                                      Signature(s)

                                        The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.


                                        ----------------------------------------
                                                   Signature Guarantee

Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered Holder:

-------------------------------------
(Name)                                  Principal amount to be purchased (if
                                        less than all): $___________

-------------------------------------
(Street Address)

-------------------------------------   ----------------------------------------
(City state and zip code)               Social Security or Other Taxpayer Number
Please print name and address

                                                                       EXHIBIT B

            FORM OF INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS

     This Supplemental Indenture, dated as of __________ (this "Supplemental Indenture" or "Guarantee"), among [name of future Subsidiary Guarantor] (the "Additional Guarantor"), Calgon Carbon Corporation (together with its successors and assigns, the "Company"), each other then-existing Subsidiary Guarantor under the Indenture referred to below, and The Bank of New York, as Trustee under the Indenture referred to below.

                                   WITNESSETH:

     WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of August 18, 2006 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $75.0 million of 5.00% Convertible Senior Notes due 2036 of the Company (the "Securities");

     WHEREAS, Section 3.03 of the Indenture provides that the Company is required to cause each domestic Subsidiary that becomes a party to the Credit Agreement, whether as a borrower, a co-borrower or a guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the Guaranteed Obligations, as provided under
Article 10 of the Indenture; and

     WHEREAS, pursuant to Section 9.01(d) of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                    ARTICLE I

                                   Definitions

     SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                   Agreement to be Bound; Subsidiary Guarantee

     SECTION 2.1. Agreement to be Bound. The Additional Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Additional Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

     SECTION 2.2. Subsidiary Guarantee. The Additional Guarantor fully and unconditionally Guarantees to each Holder of the Securities and the Trustee the Guaranteed Obligations pursuant to Article 10 of the Indenture on a senior basis.

                                   ARTICLE III

                                  Miscellaneous

     SECTION 3.1. Notices. All notices and other communications to the Additional Guarantor shall be given as provided in the Indenture to the Additional Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

     SECTION 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

     SECTION 3.3. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York.

     SECTION 3.4. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

     SECTION 3.5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

     SECTION 3.6. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

     SECTION 3.7. Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                        [NEW SUBSIDIARY GUARANTOR],
                                        as a Subsidiary Guarantor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------


                                        CALGON CARBON CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [CALGON CARBON INVESTMENTS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BSC COLUMBUS, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CCC COLUMBUS, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:]
                                                --------------------------------


                                        THE BANK OF NEW YORK, as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------